Exhibit 99.1

AudioEye Reports Record Second Quarter 2021 Results

Twenty-Second Consecutive Period of Record Revenue

TUCSON, Ariz. — August 11, 2021 — AudioEye, Inc. (NASDAQ: AEYE), an industry-leading software solution provider delivering website accessibility compliance to businesses of all sizes, reported financial results for the second quarter ended June 30, 2021.

AudioEye Interim CEO David Moradi said, “In the second quarter we resumed sequential growth in MRR and maintained margins in the mid-70%s. We are continuing to see sequential growth in MRR across all recurring revenue lines and expect revenue to be in the range of $6.1M to $6.3M for the third quarter of 2021.”

“Over the past two quarters we have invested heavily in our platform and in our people. We continue to lead the market with the most robust and transparent solution that couples advanced artificial intelligence and human assisted technology by certified remediation and subject matter experts. We are in the early innings of digital accessibility and are well positioned to capitalize on future growth.”

Second Quarter 2021 Financial Results

●	Total revenue increased 14% to a record $6.0M from $5.3M in the same prior year period.
●	Monthly Recurring Revenue (MRR) as of June 30, 2021 increased 25% to $2.0M from $1.6M as of June 30, 2020.
●	Gross profit increased to a record $4.5M (74.9% of total revenue) from $3.7M (69.6% of total revenue) in the same prior year period. The increase in gross profit was primarily due to scale and efficiencies realized from increased platform and product investment as the Company continues to improve and expand the level of automation in its product offerings.
●	Total operating expenses increased 68% to $7.6M from $4.5M in the same prior year period. The increase in operating expenses was due primarily to increases in research and development and sales and marketing expenses as the Company continues investment to support scalable and profitable long-term growth.
●	Net loss available to common stockholders was $1.8M, or $(0.17) per share, compared to $1.4M, or $(0.16) per share, in the same prior year period. The greater net loss was primarily due to the increase in operating expenses discussed above.
●	Non-GAAP net loss in Q2 of 2021 was $1.3M, or $(0.13) per share, compared to the same prior year period of $191k, or $(0.02) per share. The non-GAAP net loss and EPS performance reflects adjustments primarily for stock-based compensation expense, Q2 2021 gain on extinguishment of debt recorded in connection with full forgiveness of PPP Loan, interest expense, which mainly includes expense for debt issuance, loss on impairment of long-lived assets and loss on disposal of property and equipment.
●	At quarter-end, the Company had $24.8M in cash, compared to $9.1M on December 31, 2020.

Other Updates

●	Continued to grow client roster to approximately 75,000 customers as of June 30, 2021, representing an increase of approximately 270% over June 30, 2020.
●	Strengthened the Company’s leadership by adding Kelly Georgevich as CFO and Mase Graye as Chief Architect.
●	On May 10, 2021, the Board of Directors of the Company approved the redemption of all of the outstanding shares of its Series A Convertible Preferred Stock at a redemption price of $15.5356 per share to be effective on May 25, 2021. All holders of the shares of Series A Convertible Preferred Stock instead elected to convert their shares into shares of Common Stock prior to the effectiveness of the redemption, and no shares of the Series A Convertible Preferred Stock remain outstanding.

Financial Outlook

Going forward we are providing quarterly guidance instead of an annual outlook. Initiatives such as partnerships and large-scale client conversions that we anticipated would drive reaccelerating revenue growth in the second half of the year are dependent on external timelines. We still have these growth opportunities, but they are no longer tracking to our calendar year plan. We expect revenue to be between $6.1 and $6.3 million in the third quarter, and we expect to grow revenue both year-over-year and sequentially in the fourth quarter. In the first half of the year, we had positive cash flow from operations, but the Company will be increasing certain investments in the business such as marketing and sales. As such, we expect to use cash in the second half of 2021.

Conference Call Information

AudioEye management will hold a conference call today, August 11, 2021 at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results.

AudioEye management will host the call, followed by a question-and-answer period.

Date: Wednesday, August 11, 2021

Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)

U.S. dial-in number: 1-877-300-8521

International number: 1-412-317-6026

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 1-949-574-3860.

The conference call will also be webcast live and available for replay, which will be accessible via the investor relations section of the company’s website. The audio recording will remain available via the investor relations section of the company’s website for 90 days.

A telephonic replay of the conference call will also be available after 7:30 p.m. Eastern time on the same day through August 18, 2021.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 10159247

About AudioEye

AudioEye is an industry-leading digital accessibility platform delivering trusted ADA and WCAG accessibility compliance at scale. Through patented technology, subject matter expertise and proprietary processes, AudioEye is eradicating all barriers to digital access, helping creators get accessible and supporting them with ongoing advisory and automated upkeep. Trusted by the FCC, ADP, SSA, Samsung, and more, AudioEye helps everyone identify and resolve issues of accessibility and enhance user experiences, automating digital accessibility for the widest audiences. AudioEye stands out among its competitors because it delivers human-in-the-loop machine learning accessibility remediations without fundamental changes to website architecture, as well as source code audits, browser-based tools, and continuous accessibility monitoring. Join our movement at www.audioeye.com.

Forward-Looking Statements

Any statements in this press release about AudioEye’s expectations, beliefs, plans, objectives, prospects, financial condition, assumptions or future events or performance are not historical facts and are “forward-looking statements” as that term is defined under the federal securities laws. Forward-looking statements are often, but not always, made through the use of words or phrases such as “believe”, “anticipate”, “should”, “confident”, “intend”, “plan”, “will”, “expects”, “estimates”, “projects”, “positioned”, “strategy”, “outlook” and similar words. You should read the statements that contain these types of words carefully. Such forward-looking statements contained herein include, but are not limited to, statements regarding anticipated contributions from new sales channels, long-term growth prospects, opportunities in the digital accessibility industry, our revenue and MRR guidance, and our expectation of investments in marketing and sales. These statements are subject to a number of risks, uncertainties and other factors that could cause actual results to differ materially from what is expressed or implied in such forward-looking statements, including the variability of AudioEye’s revenue and financial performance; risks associated with our new platform and sales channels; product development and technological changes; the acceptance of AudioEye’s products in the marketplace by existing and potential future customers; competition; general economic conditions; and uncertainties regarding the impact on our business and the overall economy from the coronavirus (COVID-19) outbreak. These and other risks are described more fully in AudioEye’s filings with the Securities and Exchange Commission (the “SEC”), including AudioEye’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on March 11, 2021 and in subsequent filings with the SEC. There may be events in the future that AudioEye is not able to predict accurately or over which AudioEye has no control. Forward-looking statements reflect management’s view as of the date of this press release, and AudioEye urges you not to place undue reliance on these forward-looking statements. AudioEye does not undertake any obligation to update such forward- looking statements to reflect events or uncertainties after the date hereof. Due to rounding, numbers presented throughout this document may not add up precisely to the totals provided and percentages may not precisely reflect the absolute figures.

About Key Operating Metrics

We consider monthly recurring revenue (“MRR”) as a key operating metric and a key indicator of our overall business. We also use MRR as (i) one of the primary methods for planning and forecasting overall expectations and for evaluating, on at least a quarterly and annual basis, actual results against such expectations; and (ii) as a performance metric for certain executive stock-based compensation awards.

We manage customers through two primary channels, Enterprise and Partner and Marketplace. Enterprise channel consists of our larger customers and organizations, including those with non-platform custom websites, who generally engage directly with AudioEye sales personnel for custom pricing and solutions. This channel also includes federal, state and local government agencies. The Partner and Marketplace channel consists of our CMS partners, platform & agency partners, authorized resellers and our marketplace. This channel serves small and medium sized businesses who are on a partner or reseller’s web-hosting platform or who purchase an AudioEye solution from our marketplace.

We define MRR as the sum of (i) for our Enterprise sales channel, the total of the average monthly recurring fee amount under each active paid contract at the date of determination, plus (ii) for our Partner and Marketplace channel, the recognized recurring monthly fee amount for all paying customers at the date of determination, in each case, assuming no changes to the subscription and without taking into account any usage above the subscription or recurring revenue base, if any, that may be applicable to such subscription. This determination includes both annual and monthly contracts for recurring products. Some of our contracts are cancelable, which may impact future MRR. MRR excludes revenue from our PDF remediation services and Mobile App report business.

Use of Non-GAAP Financial Measures

From time to time, we review adjusted financial measures that assist us in comparing our operating performance consistently over time, as such measures remove the impact of certain items, as applicable, such as our capital structure (primarily interest charges), items outside the control of the management team (taxes), and expenses that do not relate to our core operations, including transaction-related expenses and other costs that are expected to be non-recurring. In order to provide investors with greater insight and allow for a more comprehensive understanding of the information used in our financial and operational decision-making, the Company has supplemented the information presented on a GAAP basis in this press release with the following non-GAAP financial measures: Non-GAAP earnings (loss) and Non-GAAP earnings (loss) per diluted share.

These non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of Company results as reported under GAAP. The Company compensates for such limitations by relying primarily on our GAAP results and using non-GAAP financial measures only as supplemental data. We also provide a reconciliation of non-GAAP to GAAP measures used. Investors are encouraged to carefully review this reconciliation. In addition, because these non-GAAP measures are not measures of financial performance under GAAP and are susceptible to varying calculations, these measures, as defined by us, may differ from and may not be comparable to similarly titled measures used by other companies.

We define: (i) Non-GAAP earnings (loss) as net income (loss), less non-cash valuation adjustments to liabilities, plus interest expense, plus stock-based compensation expense, plus loss on impairment of long-lived assets, plus loss on disposal of property and equipment, and less gain on loan forgiveness; and (ii) Non-GAAP earnings (loss) per diluted share as net income (loss) per diluted common share, less non-cash valuation adjustments to liabilities, plus interest expense, plus stock-based compensation expense, plus loss on impairment of long-lived assets, plus loss on disposal of property and equipment, and less gain on loan forgiveness, each on a per share basis. Non-GAAP earnings per diluted share would include incremental shares in the share count that are considered anti-dilutive in a GAAP net loss position. However, no incremental shares apply when there is a Non-GAAP loss per diluted share, as is the case for the periods presented in this press release.

Non-GAAP earnings (loss) and Non-GAAP earnings (loss) per diluted share are used to facilitate a comparison of our operating performance on a consistent basis from period to period and provide for a more complete understanding of factors and trends affecting our business than GAAP measures alone. All of the items adjusted in the Non-GAAP earnings (loss) to net loss and the related per share calculations are either recurring non-cash items, or items that management does not consider in assessing our on-going operating performance. In the case of the non-cash items, such as stock-based compensation expense and valuation adjustments to assets and liabilities, including loss on impairments and disposals, management believes that investors may find it useful to assess our comparative operating performance because the measures without such items are expected to be less susceptible to variances in actual performance resulting from expenses that do not relate to our core operations and are more reflective of other factors that affect operating performance. In the case of items that do not relate to our core operations, management believes that investors may find it useful to assess our operating performance if the measures are presented without these items because their financial impact does not reflect ongoing operating performance.

Non-GAAP earnings (loss) is not a measure of liquidity under GAAP, or otherwise, and is not an alternative to cash flow from continuing operating activities, despite the advantages regarding the use and analysis of these measures as mentioned above. Non-GAAP earnings (loss) and Non-GAAP earnings (loss) per diluted share, as disclosed in this press release, have limitations as analytical tools, and you should not consider these measures in isolation or as a substitute for analysis of our results as reported under GAAP; nor are these measures intended to be measures of liquidity or free cash flow for our discretionary use.

To properly and prudently evaluate our business, we encourage readers to review the GAAP financial statements included elsewhere in this press release, and not rely on any single financial measure to evaluate our business. Reconciliations of Non-GAAP earnings (loss) to net loss, the most directly comparable GAAP-based measure, as well as Non-GAAP earnings (loss) per diluted share to net loss per diluted share, the most directly comparable GAAP-based measure, are included in this press release. We strongly urge readers to review these reconciliations, along with the consolidated financial statements included elsewhere in this press release.

Corporate Contact:

AudioEye, Inc.

Dr. Carr Bettis, Executive Chairman

cbettis@audioeye.com

Investor Contact:

Matt Glover or Tom Colton

AEYE@gatewayir.com

(949) 574-3860

AUDIOEYE, INC.

STATEMENTS OF OPERATIONS

(unaudited)

	Three months ended June 30,		Six months ended June 30,
(in thousands, except per share data)	2021	2020	2021	2020
Revenue	$6,021	$5,283	$11,809	$9,544

Cost of revenue	1,512	1,607	2,865	2,927

Gross profit	4,509	3,676	8,944	6,617

Operating expenses:
Selling and marketing	3,380	1,705	6,134	3,523
Research and development	1,307	265	2,339	598
General and administrative	2,917	2,556	6,327	4,988
Total operating expenses	7,604	4,526	14,800	9,109

Operating loss	(3,095)	(850)	(5,856)	(2,492)

Other income (expense):
Change in fair value of warrant liability	—	(501)	—	(473)
Gain on loan forgiveness	1,316	—	1,316	—
Interest expense	(5)	(56)	(9)	(106)
Total other income (expense)	1,311	(557)	1,307	(579)

Net loss	(1,784)	(1,407)	(4,549)	(3,071)

Dividends on Series A Convertible Preferred Stock	(58)	(12)	(69)	(26)

Net loss available to common stockholders	$(1,842)	$(1,419)	$(4,618)	$(3,097)

Net loss per common share-basic and diluted	$(0.17)	$(0.16)	$(0.43)	$(0.35)

Weighted average common shares outstanding-basic and diluted	10,992	8,937	10,726	8,907

AUDIOEYE, INC.

BALANCE SHEETS

(unaudited)

	June 30,	December 31,
(in thousands, except per share data)	2021	2020
ASSETS
Current assets:
Cash	$24,751	$9,095
Accounts receivable, net of allowance for doubtful accounts of $146 and $79, respectively	3,762	5,096
Deferred costs, short term	142	152
Prepaid expenses and other current assets	453	288
Total current assets	29,108	14,631

Property and equipment, net of accumulated depreciation of $244 and $209, respectively	153	91
Right of use assets	508	617
Deferred costs, long term	66	77
Intangible assets, net of accumulated amortization of $4,876 and $4,328, respectively	2,483	2,137
Goodwill	701	701
Total assets	$33,019	$18,254

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$3,175	$2,190
Finance lease liabilities	69	49
Operating lease liabilities	240	229
Deferred revenue	5,972	6,328
Term loan, short term	—	219
Total current liabilities	9,456	9,015

Long term liabilities:
Finance lease liabilities	71	12
Operating lease liabilities	304	427
Deferred revenue	34	83
Term loan, long term	—	1,083
Total liabilities	9,865	10,620

Stockholders' equity:
Preferred stock, $0.00001 par value, 10,000 shares authorized
Series A Convertible Preferred Stock, $0.00001 par value, 200 shares designated, zero and 90 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	—	1
Common stock, $0.00001 par value, 50,000 shares authorized, 11,277 and 10,130 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	1	1
Additional paid-in capital	84,786	64,716
Accumulated deficit	(61,633)	(57,084)
Total stockholders' equity	23,154	7,634

Total liabilities and stockholders' equity	$33,019	$18,254

AUDIOEYE, INC.

RECONCILIATIONS OF GAAP to NON-GAAP FINANCIAL MEASURES

(unaudited)

	Three months ended June 30,		Six months ended June 30,
(in thousands, except per share data)	2021	2020	2021	2020
Non-GAAP Earnings (Loss) Reconciliation
Net loss (GAAP)	$(1,784)	$(1,407)	$(4,549)	$(3,071)
Non-cash valuation adjustments to liabilities	—	501	—	473
Interest expense	5	56	9	106
Stock-based compensation expense	1,763	659	3,544	915
Loss on impairment of long-lived assets	—	—	10	—
Loss on disposal of property and equipment	5	—	12	—
Gain on loan forgiveness	(1,316)	—	(1,316)	—
Non-GAAP loss	$(1,327)	$(191)	$(2,290)	$(1,577)

Non-GAAP Earnings (Loss) per Diluted Share Reconciliation
Net loss per common share (GAAP) — diluted	$(0.17)	$(0.16)	$(0.43)	$(0.35)
Non-cash valuation adjustments to liabilities	—	0.06	—	0.05
Interest expense	—	0.01	—	0.01
Stock-based compensation expense	0.16	0.07	0.33	0.10
Loss on impairment of long-lived assets	—	—	—	—
Loss on disposal of property and equipment	—	—	—	—
Gain on loan forgiveness	(0.12)	—	(0.12)	—
Non-GAAP loss per diluted share (1)	$(0.13)	$(0.02)	$(0.22)	$(0.19)
Diluted weighted average shares (2)	10,992	8,937	10,726	8,907

(1)	Non-GAAP earnings per adjusted diluted share for our common stock is computed using the more dilutive of the two-class method or the if-converted method.

(2)	The number of diluted weighted average shares used for this calculation is the same as the weighted average common shares outstanding share count when the Company reports a GAAP and non-GAAP net loss.